Exhibit 10.2

First Amendment To Amended and Restated
 Employment Agreement
This First Amendment to Amended and Restated Employment Agreement is by and among River Valley Financial Bank, an Indiana commercial bank (the “Bank”), Anthony D. Brandon (“Employee”), and River Valley Bancorp, an Indiana corporation (the “Holding Company”).
W i t n e s s e t h:
Whereas, Bank and Employee entered into an Amended and Restated Employment Agreement dated as of November 20, 2007 ( the “Employment Agreement”);
Whereas, the parties desire to make an additional change to the Employment Agreement;
Now, Therefore, in consideration of the premises and the mutual promises herein contained, the parties agree that the Employment Agreement shall be, and it hereby is, amended as follows:
1.            Section 6(c) of the Employment Agreement shall be amended to read in its entirety as follows and new Sections 6(d) and 6(e) shall be added to the Employment Agreement to read as provided below:
“(c)            While Employee is employed by the Bank and for a period of three years after termination of Employee’s employment by the Bank or by the Employee (other than on or after a Change in Control) for reasons other than those set forth in Section 9 (d) hereof, the Employee shall not directly or indirectly, engage in any bank or bank-related business which competes with the business of the Bank as conducted during Employee’s employment by the Bank for any financial institution, including but not limited to banks, savings and loan associations, and credit unions within a forty mile radius of Madison, Indiana.
(d)            If this Agreement expires under Section 11(a)(1) hereof, as a result of a Change in Control, the Employee shall not, directly or indirectly, for Employee or on behalf of any Competitor:
(i)            During the Restricted Non-Solicitation Period, employ, solicit, contact, or communicate with, for the purpose of hiring, employing or engaging, any individual who is an employee, agent, or independent contractor of the Bank, or who has been, within the twelve (12) month period immediately preceding the termination of Employee’s employment with the Bank.

(ii)            During the Restricted Non-Competition Period, compete with the Bank by engaging in any bank or bank-related business which competes with the Business of the Bank as conducted during Employee’s employment with the Bank for any financial institution, including, but not limited to, banks, savings and loan associations, and credit unions, within the Restricted Area.
(iii)            During the Restricted Non-Solicitation Period, canvas, solicit, or accept any Business from any Client or Potential Client of the Bank.
(iv)            During the Restricted Non-Solicitation Period, induce, cause, advise, or otherwise influence any vendors, referral sources, consultants, Clients, or Potential Clients of the Bank to cease doing Business with the Bank.
(v)            During Employee’s employment with the Bank, and during the Restricted Non-Solicitation Period, make any negative or disparaging remarks about the Bank, to any Competitor, Client, Prospective Client, employee, independent contractor, vendor, referral source, and/or consultant of the Bank, or to any other individual or entity.
The term “Restricted Non-Competition Period” as used herein shall refer to a period of twelve (12) months from the termination of Employee’s employment with the Bank in connection with a Change of Control.
The term “Restricted Non-Solicitation Period” as used herein shall refer to a period of twenty-four (24) months from the termination of Employee’s employment with the Bank in connection with a Change of Control.
Subject to the provisions below, the term “Restricted Area” as used herein shall refer to a forty mile radius of Madison, Indiana.
The term “Business” as used herein shall refer to the Bank’s financial services and/or products (including personal banking, business banking, commercial lending, personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products) which are the same or substantially similar to, or the functional equivalent or alternative for, those financial services Employee performed and/or those financial products marketed and/or offered by Employee for or on behalf of the Bank at any time during the twelve (12) month period immediately preceding the termination of Employee’s employment with the Bank.
The term “Competitor” as used herein shall refer to any individual or entity that engages in the business of providing financial services and/or products, including personal and business banking, commercial and personal lending, mortgage loan origination, financial advising, investment and/or insurance services and/or products.
The term “Client” as used herein shall refer to any individual or entity: (i) who the Bank does Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee did Business with on behalf of the Bank at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment, or which Employee had access to any Confidential Information regarding.
The term “Potential Client” as used herein shall refer to any individual or entity: (i) who the Bank has solicited, approached, or contracted concerning the possibility of doing Business with at the time of Employee’s termination of employment or at any time during the twelve (12) month period immediately preceding Employee’s termination of employment; and (ii) which Employee was involved in any such solicitation, approach or contact, or which Employee had access to any Confidential Information regarding.
(e)            The restrictions in Section 6(d) shall expire if Employee (1) is employed by an acquiror of the Bank in connection with a Change in Control (or any of its affiliates) pursuant to an employment agreement signed and delivered by the Employee that contains non-compete and non-solicitation provisions acceptable to such acquiror, as evidenced by the acquiror’s (or any of its affiliate’s) signature on such employment agreement, and (2) reports to work following the effective date of the Change in Control.”
2.            All other terms and provisions of the Employment Agreement shall remain in full force and effect.

In Witness Whereof, the parties have caused this Second Amendment to be executed, delivered and effective as of the 26th day of October, 2015.

River Valley Financial Bank

By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and Chief Executive Officer

“BANK”

River Valley Bancorp

By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and Chief Executive Officer

“HOLDING COMPANY”

/s/ Anthony D. Brandon
Anthony D. Brandon

“EMPLOYEE”

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